SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        December 10, 1999
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                           Outsourcing Solutions Inc.
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                (Exact Name of Registrant as Specified in Its Character)

                                    Delaware
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                  State or Other Jurisdiction of Incorporation

                333-16867                                  58-2197161
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        (Commission File Number)            (IRS Employer Identification Number)

   390 South Woods Mill Road, Suite 350
          Chesterfield, Missouri                              63017
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 (Address of Principal Executive Officer)                  (Zip Code)

(Registrant's Telephone Number, Including Area Code)          (314) 576-0022
                                                         -----------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.

On December 10, 1999, pursuant to a Stock Subscription and Redemption Agreement, dated as of October 8, 1999, as amended (the "Recapitalization Agreement"), by and among Madison Dearborn Capital Partners III, L.P. (together with its affiliates, "MDP") Outsourcing Solutions Inc. (the "Company"), and certain of the Company's stockholders, optionholders and warrantholders: (i) the Company sold 5,323,561.08 shares of its voting common stock, $.01 par value per share, to certain purchasers for an aggregate purchase price of $199.5 million; (ii) the Company sold 100,000 shares of its Senior Mandatorily Redeemable Preferred Stock to certain purchasers for an aggregate purchase price of $100 million;
(iii) the Company redeemed 4,792,307.20 shares of the Company's common stock (including voting common stock, par value $.01 par value per share, Class A Convertible Nonvoting Common Stock, par value $.01 par value per share, Class B Convertible Nonvoting Common Stock, par value $.01 par value per share, Class C Convertible Nonvoting Common Stock, par value $.01 par value per share) and 1,114,319.33 shares of its preferred stock, no par value) for an aggregate of $221.35 million (such transactions collectively referred to herein as the "Recapitalization"). Following the Recapitalization, MDP owns approximately 70.5% of the outstanding voting common stock of the Company. Prior to the Recapitalization, the Company was controlled by McCown De Leew & Co., Inc., a private equity investment firm. The Recapitalization Agreement is filed as an exhibit hereto and is incorporated herein by reference.

In connection with the Recapitalization, all members of the Company's Board of Directors other than Timothy Beffa resigned and Paul Wood and Tim Hurd were elected to serve as directors. In addition, the stockholders and optionholders of the Company (collectively, the "Stockholders") entered into a stockholders agreement (the "Stockholders Agreement"), which is filed as an exhibit hereto and is hereby incorporated by reference herein. The Stockholders Agreement provides for the election of individuals to the Board of Directors of the Company and includes restrictions on the transfer of capital stock, and the provision of registration, preemptive, tag along and drag along rights granted to the parties thereto.

Item 5.  Other Events.

The Company's $100 million 11% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes") issued pursuant to the Indenture, dated November 6, 1996 (the "Indenture"), among the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as trustee, remain outstanding. In conjunction with the Recapitalization, the Company pursued a consent solicitation from the holders of its Senior Subordinated Notes. The principal purpose of the consent solicitation was to seek a waiver of (i) the change of control provision of the Indenture in connection with the Recapitalization and (ii) the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its financing subsidiary, OSI Funding Corp., as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture. The Company received such consent form the holders of all of the Senior Subordinated Notes and paid a consent fee of $10 million to such holders.

In conjunction with the Recapitalization, the Company also entered into a Credit Agreement among the Company, DLJ Capital Funding, Inc., as Syndication Agent, Harris Trust & Savings Bank, as Documentation Agent, Fleet National Bank, N.A., as Administrative Agent and other Lenders who are parties thereto (the "Credit Agreement"). The Credit Agreement provides for (i) a $150 million Term A Loan Facility; (ii) a $250 million Term B Loan Facility; and (iii) a $75 million Revolving Loan Facility. Borrowings under the Credit Agreement were used to refinance the Company's existing credit agreement and will be used for other working capital and general corporate purposes.

Item 7.  Exhibits

         Exhibit
         Number
            2 Stock Subscription and Redemption Agreement by and among Madison Dearborn Capital Partners III, L.P., the Company and certain stockholders, optionholders and warrantholders of the Company, dated as of October 8, 1999, as amended.
            10 Stockholders Agreement dated as of December 10, 1999 by and among the Company and various stockholders of the Company.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                           OUTSOURCING SOLUTIONS INC.
                                           -------------------------------------
                                           (Registrant)


Date:    December 23, 1999                By:    /S/ Gary L. Weller
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                                                 Gary L. Weller
                                                 Executive Vice President and
                                                   Chief Financial Officer